                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-51335, Form S-3 No. 333-01623, Form S-3 No. 333-63153, and
Form S-3 No. 333-31502) of PACCAR Financial Corp. and in the related Prospectus of our report dated February 16, 2000 with respect to the financial statements of PACCAR Financial Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                              /S/ Ernst & Young LLP

  Seattle, Washington
  March 17, 2000

                                      -33-